Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 4, 2026, with respect to the consolidated financial statements of HMH Holding B.V. and subsidiaries, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas

September 28, 2026